UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2021
Artisan Partners Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
875 E. Wisconsin Avenue, Suite 800
Milwaukee, WI 53202
(Address of principal executive offices and zip code)

(414) 390-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	APAM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                             Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
(a)    The 2021 annual meeting of stockholders of Artisan Partners Asset Management Inc. (the “Company”) was held on June 2, 2021.
(b)    The results of the matters submitted to a stockholder vote at the annual meeting were as follows:
1.    Election of Directors: Each of the seven nominees was re-elected.

Nominees	For	Withheld	Broker Non-Votes
Jennifer A. Barbetta	65,968,343	734,369	4,429,996
Matthew R. Barger	64,536,863	2,165,849	4,429,996
Eric R. Colson	64,536,863	2,165,849	4,429,996
Tench Coxe	50,857,809	15,844,903	4,429,996
Stephanie G. DiMarco	50,922,116	15,780,596	4,429,996
Jeffrey A. Joerres	49,249,468	17,453,244	4,429,996
Andrew A. Ziegler	65,384,077	1,318,635	4,429,996

2.    Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2021: Ratified.

For	Against	Abstain
68,547,013	2,550,402	35,293

For more information about the foregoing proposals and annual meeting, see the Company’s proxy statement dated April 16, 2021.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2021

Artisan Partners Asset Management Inc.

By:	/s/ Sarah A. Johnson
Name:	Sarah A. Johnson
Title:	Executive Vice President, Chief Legal Officer and Secretary